EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the quarterly report of Love International Group, Inc. (the "Company") on Form 10-Q for the quarterly period ending March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yong Qiang Yang, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 19, 2017	By:	/s/ Yong Qiang Yang
Yong Qiang Yang
President (Principal Executive Officer)